Exhibit 32.2

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, I, Thomas Diemer, Chief Financial Officer of Pruco Life Insurance Company of New Jersey (the “Company”), hereby certify that the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 12, 2011

/s/ Thomas Diemer
Thomas Diemer
Chief Financial Officer

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